INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements of The Quizno's Corporation and Subsidiaries on Forms S-8 (No. 333-45549 and 333-45205), of our report dated December 13, 1999 appearing in this annual report on form 10-KSB of The Quizno's Corporation and Subsidiaries for the year ended September 30, 1999.



                                   /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC


DECEMBER 30, 1999
DENVER, COLORADO